EXHIBIT 10.2
FORM OF ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of _________, 2011, by and among NorthStar Senior Care Trust, Inc., a Maryland corporation (the “Company”), NRF Capital Markets, LLC (the “Dealer Manager”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).
     WHEREAS, the Company proposes to offer for sale (the “Offering”), on a continuing basis, up to $1,100,000,000 in shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the terms of the prospectus (the “Prospectus”) contained in the registration statement on Form S-11, as amended, originally filed with the Securities and Exchange Commission on under the Securities Act of 1933, as amended, a copy of the Prospectus is attached hereto as Exhibit A.
     WHEREAS, the Dealer Manager, prior to marketing any Shares for sale, will be a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager has entered into an agreement with the Company and NorthStar Senior Care Trust Operating Partnership, LP to serve as the dealer manager for the Offering (the “DMA”) and will offer the Shares through other participating dealers that are registered under applicable federal and state securities laws and that are members of FINRA (the “Dealers”);
     WHEREAS, it is anticipated that investors will subscribe for the Shares and will provide the Dealers with subscription payments for such Shares (the “Subscription Payments”), which subscriptions will be contingent upon (i) their respective acceptances by the Company and (ii) the Company’s acceptance of Subscription Payments aggregating $2,000,000 (the “Minimum Amount”) deposited into escrow;
     WHEREAS, the Company, the Dealer Manager (with respect to any sales made by the Dealer Manager) or the Dealers desire to deposit funds contributed by the Subscribers (as defined below) with the Escrow Agent, to be held for the benefit of the Subscribers (as defined below) and the Company until such time as subscriptions for the Minimum Amount have been deposited into escrow or otherwise in accordance with the terms of this Agreement;
     WHEREAS, the Escrow Agent has agreed to receive and hold in escrow all Subscription Payments until the earlier of (i) such time as subscriptions for the Minimum Amount have been received and accepted by the Company or (ii) the close of business on the date exactly one year after the original effective date of the Prospectus (the Company shall provide written notice of such date to the Escrow Agent) (the “Minimum Subscription Termination Date”), and to hold and distribute such Subscription Payments in accordance with the terms and conditions herein set forth; and
     WHEREAS, the Escrow Agent is willing to accept appointment as the escrow agent for only the expressed duties, terms and conditions outlined herein.
     NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:
     1. Appointment of Escrow Agent. The Company and the Dealer Manager hereby appoint the Escrow Agent to serve as escrow agent, and the Escrow Agent hereby accepts such appointment, each in accordance with the terms of this Agreement.
     2. Subscription Payments. An investor subscribing to purchase Shares (the “Subscriber”) will be instructed by the Dealer Manager (with respect to any sales made by the Dealer Manager) or the

Dealers to remit the purchase price in the form of checks, drafts or money orders (the “Payment Instruments”) payable to the order of, or funds wired in favor of, “Wells Fargo Bank, N.A., as escrow agent for NorthStar Senior Care Trust, Inc.” or “Wells Fargo Bank, N.A., as escrow agent for NS Senior Care” (the “Escrow Account”), or, after the Company meets the Minimum Amount, payable to the order of, or funds wired in favor of “NorthStar Senior Care Trust, Inc.” or “NS Senior Care.” By noon of the next business day after receipt of any Payment Instruments, the Dealer Manager (with respect to any sales made by the Dealer Manager) or the Dealers shall remit, or shall cause its authorized agent or representative to remit, to the Escrow Agent the Subscription Payments. Such Subscription Payments shall be retained in the Escrow Account by the Escrow Agent and invested as set forth in Section 7 and shall be deposited within one (1) business day of receipt.
     In the event that any Payment Instruments deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent to the Company, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the uncollectible Payment Instrument to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. Notwithstanding the foregoing, if any Subscriber exercises any right provided by law to rescind his or her subscription, the Escrow Agent shall, upon notice from the Company or the Dealer Manager, return to such Subscriber all Subscription Payments pertaining to such subscription, together with any earnings thereon during the period that such payments were held by the Escrow Agent under this Agreement.
     3. Subscriber Identity. By noon of the next business day after receipt of the Payment Instruments, the Dealer Manager shall furnish or shall cause to be furnished to the Escrow Agent each accepted Subscriber’s name, address, social security number or tax identification number, number of Shares purchased and purchase price remitted. All Subscription Payments so deposited shall be considered the property of the Subscribers and shall be held for the benefit of such Subscribers and shall not be: (i) commingled with the monies or become an asset of the Company, or (ii) subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as the Escrow Agent. The Escrow Agent agrees to treat all Subscriber information as confidential and to treat the Subscriber’s identity and personal information as protected under the Gramm-Leach-Bliley Act and the privacy standards and requirements of any other applicable federal or state law, and its own internal privacy policies and procedures, each as may be amended from time to time.
4. Disbursement of Subscription Payments and Escrow Income. On a weekly basis, and at the end of the third business day following the Minimum Subscription Termination Date (and more frequently, if requested by the Company), the Escrow Agent shall notify the Company of the amount of Subscription Payments received and collected (the “Collected Funds”) since the last report. If the Collected Funds are in an amount equal to or greater than the Minimum Amount at any time prior to the Minimum Subscription Termination Date, and the Company has delivered a written notice (the “Notice”) stating that the Company has received Collected Funds for the Minimum Amount and the Dealer Manager has confirmed that all of the conditions precedent to the release of the subscriptions from escrow pursuant to Section 6 of the DMA have been satisfied, then the Escrow Agent shall deliver the Collected Funds and all earnings thereon to the Company when and as directed by the Notice. After the Minimum Amount has been raised, the Escrow Account shall remain open for ten business days. At the close of business on the tenth business day following the date on which the Minimum Amount is raised, the Escrow Agent will close the Escrow Account. Until the Escrow Account closes, Subscription Payments may continue to be deposited into the Escrow Account; provided, however, that at the instruction of the Company to the Escrow Agent, Subscription Proceeds shall either be (i) transferred from the Escrow

Account to the Company’s transfer agent for deposit into an account designated by the Company or (ii) deposited directly into a commercial account in the name of the Company with the Escrow Agent that has previously been established by the Company.
     If the Collected Funds are not greater than or equal to the Minimum Amount on the Minimum Subscription Termination Date, the Escrow Agent shall (i) notify the Company and the Dealer Manager immediately following the Minimum Subscription Termination Date and (ii) within a reasonable time following the Minimum Subscription Termination Date, but in no event more than thirty (30) days after the Minimum Subscription Termination Date, refund to each of the Subscribers all sums paid by the Subscribers, with a pro rata portion of any interest earned thereon.
     In the event the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company or the Dealer Manager has rejected a Subscriber’s subscription, the Escrow Agent shall pay to the applicable Subscriber, within ten (10) business days after receiving notice of the rejection, by first class United States Mail the Subscription Payment paid by the Subscriber for Shares and collected by the Escrow Agent, together with the interest earned on such Subscription Payment.
     5. Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Subscription Payments and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company or the Dealer Manager is complying with requirements of this Agreement or the Prospectus in tendering to the Escrow Agent said proceeds of the sale of the Shares. The Escrow Agent shall have the right to perform any of its duties hereunder through its agents, attorneys, custodians or nominees. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult and hire counsel in respect of any question arising under this Agreement, and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.
     The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent. In no event shall the Escrow Agent be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent’s gross negligence or willful misconduct, or (ii) special, indirect or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action. The parties agree that the Escrow Agent has no role in the preparation of the Prospectus or other Offering documents, has not reviewed any such documents and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent agrees that it may be named in the Prospectus and Offering documents, solely to the extent necessary to describe this Agreement and the duties of the Escrow Agent herein. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Shares. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Subscription Payments once transferred to the Company, that being the sole obligation and responsibility of the Company. No provision of this

Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its rights hereunder.
     6. Escrow Agent Fee. The Escrow Agent shall be entitled to compensation for its services, as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. Subject to the provisions of Section 10, the fee agreed upon for the services rendered hereunder in Exhibit B is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement. Notwithstanding anything contained herein to the contrary, in no event shall any fee, reimbursement for costs and expenses, indemnification for damages incurred by the Escrow Agent or monies whatsoever be paid out of or chargeable to the income of assets of the Escrow Account. The Company’s obligations under this Section 6 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Agreement.
     7. Investment of Subscription Payments. The Escrow Agent shall invest all Collected Funds in the Wells Fargo Money Market Deposit Account (the “MMDA”), or a successor or similar fund or account offered by the Escrow Agent as otherwise instructed in writing by the Company. The MMDA is further described herein on Exhibit C. The Company acknowledges that it has read and understands Exhibit C.
     Any interest received by the Escrow Agent with respect to the Collected Funds, including reinvested interest, shall become part of the proceeds of the Escrow Account (the “Escrow Income”), and shall be disbursed to the Company if Collected Funds, including interest earnings, total the Minimum Amount. Any loss or expense incurred as a result of an investment or sale of investment will be borne by the Escrow Account.
     The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any permitted investment.
     The Escrow Agent is hereby authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month. No statement need be rendered for the Escrow Account if no activity occurred for such month.
     The Company and the Dealer Manager acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of permitted investments. Proceeds of a sale of permitted investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such permitted investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.
     8. Tax Reporting. As of each calendar year-end, the Escrow Agent shall report to the Internal Revenue Service (the “IRS”) and to the Company or Subscribers all income earned from the investment of any sum held in the Escrow Account against the Company or each Subscriber, as and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”). For the avoidance of doubt, all interest or other taxable income earned on the Collected Funds in any tax year shall be taxable to the person or entity receiving the interest or other taxable income.

          On or before the date hereof, the Company shall provide the Escrow Agent with a certified tax identification number by furnishing appropriate IRS form W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request, including without limitation a form W-9 or W-8 for each Subscriber. The parties hereto understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Collected Funds pursuant to this Agreement for the Escrow Agent is not required to prepare and file any income or other tax returns applicable to the Escrow Account with the IRS or required state and local departments of revenue for years income is earned in any particular tax year. Any taxes payable on income earned from the investment of any sums held in the Escrow Account shall be paid by the Company or each Subscriber in the year in which disbursed and to the extent required under the provisions of the Code.
          To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Collected Funds. The Company agrees to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this paragraph shall survive the assignment or termination of this Agreement and the resignation or removal of the Escrow Agent.
     9. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to the United Parcel Service or similar overnight courier or the Express Mail service maintained by the United States Postal Service and sent via overnight delivery or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:
If to Company:
NorthStar Senior Care Trust, Inc.
399 Park Avenue
18th Floor
New York, New York 10022
Attention: Andrew C. Richardson, Chief Financial Officer and Treasurer
Fax: (212) 547-2700
If to the Dealer Manager:
NRF Capital Markets, LLC
5299 DTC Blvd., Ste. 900
Greenwood Village, CO 80111
Attention: Tim Toole

If to the Escrow Agent:
Wells Fargo Bank, N.A.
45 Broadway, 14th Floor
New York, New York 10006
Attention: Lisa D’Angelo
Email: lisa.dangelo@wellsfargo.com
Fax: (212) 509-1716
Checks should be delivered to the following address:
Wells Fargo Bank, N.A.
Participant Accounting
MAC N9303-121
608 2nd Avenue South
Minneapolis, Minnesota 55479
Ref: NorthStar Senior Care Trust, Inc.
Wires to the Escrow Agent should be directed to the following:
Wells Fargo Bank, N.A.
ABA: 121000248
A/C #: 4121911713
Participant Accounting Clearing Acct
Reference Account Number [          ]
Ref: NorthStar Senior Care Trust, Inc.
Attention: Lisa D’Angelo
Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.
     10. Indemnification of the Escrow Agent. The Company and the Dealer Manager hereby jointly and severally indemnify, defend and hold the Escrow Agent (and its officers, directors, employees and agents) harmless from and against any and all loss, claim, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow Agent. The provisions of this section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.
     11. Attachment of Escrow Account; Compliance with Legal Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.
     12. Successors and Assigns.
          (i) Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.
          (ii) Notwithstanding the above, any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
     13. Term. This Agreement shall terminate within thirty (30) days of receipt of written notice of termination by the Company and the Dealer Manager to the Escrow Agent. In the event of the release of all Subscriber funds and all accrued interest in accordance with Section 4 of this Agreement, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the Escrow Account, except claims which are occasioned by its gross negligence or willful misconduct.
     14. Governing Law; Jurisdiction. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of New York.
     15. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.
     16. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.
     17. Entire Agreement; Counterparts. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow. This Agreement, and any amendments hereto, may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original.

     18. Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     19. Disputes. In the event of a disagreement among any of the parties to this Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property in the Escrow Account, the Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it in the Escrow Account under this Agreement, and in so doing, the Escrow Agent shall be entitled to continue to refrain from acting until (i) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the property involved herein or affected hereby or (ii) all differences shall have been adjusted by agreement and the Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.
     In the event of such dispute, the Escrow Agent shall be entitled, in its discretion and judgment, to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as the Escrow Agent deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to its duties hereunder, the Escrow Agent may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and the Escrow Agent shall have no liability to the Company, the Dealer Manager or to any other person as a result of such action. Any such legal action may be brought in such court as the Escrow Agent shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation earned prior to such filing. All costs, expenses and reasonable attorneys fees the Escrow Agent incurs in connection with such proceeding shall be paid by the Company.
     20. Limited Purpose. The Company and the Dealer Manager hereby acknowledge that the Escrow Agent is serving as the escrow agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability of investment in the Company or have approved, endorsed or passed upon the merits of the Shares, nor shall they use its name in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that the Escrow Agent has agreed to serve as the Escrow Agent for the limited purposes set forth herein.
     21. Resignation. The Escrow Agent may resign upon thirty (30) days’ advance written notice to the Company and the Dealer Manager. Such resignation shall become effective on the date specified in such notice, which shall be not earlier than thirty (30) days after such written notice has been given. In the event of any such resignation, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of the Company and the Dealer Manager. Any such successor escrow agent shall deliver to the Company and the Dealer Manager a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Collected Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscription Payments in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed by the Company or the Dealer Manager within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. All costs, expenses and reasonable attorneys fees the Escrow Agent incurs in connection with such proceeding shall be paid by the Company.
     22. Removal. The Escrow Agent may be jointly removed by the Company and the Dealer Manager at any time, by written notice executed by both of them (which may be executed in counterparts)

provided to the Escrow Agent, which instrument shall become effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal. In the event of any such removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the mutual agreement of the Company and the Dealer Manager. Any such successor escrow agent shall deliver to the Company and the Dealer Manager a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Collected Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscription Payments in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed by the Company or the Dealer Manager within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent. All costs, expenses and reasonable attorneys fees the Escrow Agent incurs in connection with such proceeding shall be paid by the Company.
     23. Maintenance of Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company and the Dealer Manager shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent, and at the requesting party’s expense.
     24. Force Majeure. No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism or other acts beyond the control of the parties hereto.
     25. Representatives. The applicable persons designated on Exhibit D hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any written directions, to amend, modify or waive any provision of this Agreement and to take any and all other actions on behalf of the Company or the Dealer Manager, as applicable, under this Agreement, all without further consent or direction from, or notice to, it or any other party.
     26. USA PATRIOT Act. The Company and the Dealer Manager acknowledge that a portion of the identifying information set forth on Exhibit D is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub. L. 107-56 (the “Act”), and the Company and the Dealer Manager agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.
     27. Illegal Activities. The Escrow Agent shall have the rights in its sole discretion to not accept appointment as escrow agent and reject funds and collateral from any party in the event that Escrow Agent has reason to believe that such funds or collateral violate applicable banking practices or applicable laws or regulations, including but not limited to the Patriot Act. In the event of suspicious or illegal activity and pursuant to all applicable laws, regulations and practices, the other parties to this Agreement will assist Escrow Agent and comply with any reviews, investigations and examinations directed against the deposited funds.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

NORTHSTAR SENIOR CARE TRUST, INC., the Company
By:
	Name:	Andrew C. Richardson
	Title:	Chief Financial Officer and Treasurer

NRF CAPITAL MARKETS, LLC, as Dealer Manager
By:
	Name:	W. Timothy Toole
	Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
	Name:	Lisa D’Angelo
	Title:	Vice President

Exhibit A
Prospectus
(See Attached)

Exhibit B
CORPORATE TRUST SERVICES
SCHEDULE OF FEES
Subscription ESCROW AGENT
For
NorthStar Senior Care Trust, Inc.
Wells Fargo Corporate Trust Services
Fee Schedule for Subscription Escrow Agent for the
NorthStar Senior Care Trust, Inc.

Acceptance Fee:	$1,500.00
Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent — includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.

Annual Escrow Agent Administration Fee:	For up to 300 Investors — $2,500.00 $1,250.00 per each additional 100 Investors
For ordinary administration services by Escrow Agent — includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. Includes access to CTSLINK© (secure website for information dissemination to all applicable parties. Includes access to Trust Portfolio Reporting © for Escrow Account information Northstar Senior Care Trust, Inc. will provide subscriber data in a mutually agreeable electronic format compatible with Wells Fargo system (Excel preferred) to include subscriber name(s), address, city, state, zip code, tax ID or SSN number, dollar amount of investment and date of receipt.
$1,500.00 is payable in advance and due at the time of Escrow Agreement execution. $2,500 will be billed upon initial funding to the escrow account. Additional fees will be billed in arrears based on the final number of investors per the above schedule. Fees will not be prorated in case of early termination or numbers of investors less than a total of 100 on a minimum or incremental basis.

Activity Fees:	$10.00 per check disbursement $20.00 per wire disbursement
Only applicable if funds held in Escrow are returned to the Investors.

Tax Reporting:	Minimum Fee of $250.00 and $10.00 per 1099 charge will be assessed (minimum fee charge will apply only if 1099’s are issued)
Wells Fargo’s fee quote is based on the following assumptions:
•	Number of Escrow Accounts to be established: One (1)

B-1

•	Number of Deposits to Escrow Account: Unlimited

•	Term of Escrow: No longer than One (1) Year

•	This fee schedule assumes that Wells Fargo is able to receive the current investor information and transaction history in a format compatible to the STARs system (preferably in Excel). If manual entry is required, Acceptance Fee will be increased by an additional $1,500.

•	This Fee Schedule assumes that balances in the Escrow Account will be invested in Money Market Funds Or Deposit Accounts

•	All funds will be received from or distributed to a domestic or an approved foreign entity

Out-Of-Pocket Expenses:	At Cost
We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of- pocket expenses.
This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent. These assumptions are based on information provided to us as of the date of this fee schedule. Our fee schedule is subject to review and acceptance of the final documents. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule. If the Account(s) does not open within eight (8) months of the date shown below, this proposal will be deemed null and void.
Submitted on: November 12, 2010
I, on behalf of the Company, am duly authorized to sign on behalf of and bind the Company and hereby confirm receipt and agreement with all of the terms and conditions of this Schedule of Fees.
NorthStar Senior Care Trust, Inc.

By:	Date
Title:

B-2

Exhibit C
Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts
Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit C is attached.
The Escrow Agent is hereby directed to deposit, as indicated below, or as the Company shall direct further in writing from time to time, all cash in the Account(s) in the following money market deposit account of Wells Fargo Bank, National Association (Bank):
Wells Fargo Money Market Deposit Account (MMDA)
The Company understands that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $100,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $100,000. Note: On May 20, 2009, FDIC deposit insurance temporarily increased from $100,000 to $250,000 per depositor through December 31, 2013.
The Company acknowledges that it has full power to direct investments of the Account(s).
The Company understands that it may change this direction at any time and that it shall continue in effect until revoked or modified by the Company by written notice to the Escrow Agent.

C-1

Exhibit D
Company
Representative: The following individual(s) is hereby appointed as representative of the Company under the Escrow Agreement:

Name: Lisa Meyer	Specimen Signature:

Name: Keith Feldman	Specimen Signature:

Name: Joann Sze	Specimen Signature:

Dealer Manager
Representative: The following individual(s) is hereby appointed as representative of the Dealer Manager under the Escrow Agreement:

Name: W. Timothy Toole	Specimen Signature:

D-1